Exhibit 99.1

N E W S R E L E A S E	D A T E: January 29, 2020

NASDAQ REPORTS FOURTH QUARTER AND FULL YEAR 2019 RESULTS;

DELIVERS STRONG REVENUE GROWTH IN NON-TRADING SEGMENTS1

•

2019 net revenues[2] were $2,535 million. Revenues in the non-trading segments increased 10% versus the prior year period, while Market Services revenues decreased 5% from a multi-year annual high in 2018 as volatility and volumes receded.

•

The 10% increase in 2019 net revenues in the non-trading segments reflected 8% organic growth and a 3% positive impact from acquisitions, partially offset by a 1% negative impact from unfavorable changes in foreign exchange rates.

•

Fourth quarter 2019 net revenues were $646 million. Revenues in the non-trading segments increased 9% versus the prior year period, primarily driven by organic growth, while Market Services revenues decreased 10% compared to the fourth quarter of 2018, which featured near record volumes and revenues.

•	The GAAP operating margin was 40% in 2019, compared to 41% in the prior year, while the non-GAAP operating margin[3] of 49% increased from 48% in the prior year.

•

2019 GAAP diluted earnings per share was $4.63, compared to $2.73 in 2018, while fourth quarter 2019 GAAP diluted earnings per share was $1.21 compared to a loss of $0.27 in the fourth quarter of 2018.

•	2019 non-GAAP earnings per share was $5.00, compared to $4.75 in 2018, while fourth quarter 2019 non-GAAP diluted earnings per share of $1.29 increased from $1.24 in the fourth quarter of 2018.

•

During 2019, the company returned $505 million to shareholders, including $200 million through its share buyback program and $305 million through quarterly dividends, while also completing a multi-year deleveraging objective.

New York, N.Y.- Nasdaq, Inc. (Nasdaq: NDAQ) today reported financial results for the fourth quarter and full year 2019.

2019 net revenues were $2,535 million, an increase of $9 million from $2,526 million in the prior year. The full year increase in net revenues included a $112 million positive impact from organic growth in the non-trading segments, partially offset by a $29 million organic decrease in Market Services, a $39 million negative net impact from acquisitions and divestitures and a $35 million unfavorable impact from changes in foreign exchange rates.

Fourth quarter 2019 net revenues were $646 million, up $1 million from $645 million in the prior year period. Net revenues reflected a $22 million positive impact from organic growth in the non-trading segments, a $15 million increase from the inclusion of revenues from acquisitions, partially offset by a $21 million organic decrease in Market Services revenues, a $10 million negative impact from divestitures and a $5 million unfavorable impact from changes in exchange rates.

“We are pleased with our progress in 2019 through the combination of our clear strategic direction, our unwavering commitment to clients and our disciplined execution,” said Adena Friedman, President and CEO, Nasdaq. “Specifically, we continued to adapt and broaden our offerings and deepen our client relationships, while delivering consistently on the organic growth, scalability, and return objectives we established at the onset of our strategic pivot. While still in the early stages of repositioning Nasdaq as a technology and analytics provider, we enter 2020 with clear momentum carried over from our strong finish in 2019, and will continue working to open additional areas of opportunity as the year progresses.”

[1]	Constitutes revenues from Market Technology, Information Services and Corporate Services segments.
[2]	Represents revenues less transaction-based expenses.
[3]	Refer to our reconciliations of U.S. GAAP to non-GAAP net income (loss), diluted earnings (loss) per share, operating income and operating expenses, included in the attached schedules.

GAAP operating expenses were $386 million in the fourth quarter of 2019, a decrease of $18 million from $404 million in the fourth quarter of 2018. The decrease primarily reflects lower general, administrative and other expense, lower professional and contract services expense, lower merger and strategic initiatives expense and lower depreciation and amortization expense, partially offset by higher compensation expense and restructuring charges in the fourth quarter of 2019.

Non-GAAP operating expenses were $335 million in the fourth quarter of 2019, an increase of $5 million, or 2%, compared to the fourth quarter of 2018. This reflects an $8 million organic expense increase and a $1 million increase from the net impact of acquisitions and divestitures, partially offset by a $4 million favorable impact from changes in foreign exchange rates.

“In 2019, we continued to reallocate capital and resources strategically to support our most significant growth opportunities while also demonstrating how a more scalable business can drive higher operating leverage and efficiency,” said Michael Ptasznik, Executive Vice President and Chief Financial Officer, Nasdaq. “With our strong cash flow generation, we also completed a multi-year deleveraging program, while also increasing our quarterly dividend and continuing to execute our share repurchase program.”

On a GAAP basis, net income in the fourth quarter of 2019 was $202 million, or diluted earnings per share of $1.21, compared to a net loss of $44 million, or $0.27 per diluted share, in the fourth quarter of 2018. Net income in 2019 was $774 million, or diluted earnings per share of $4.63, compared to net income of $458 million, or $2.73 per diluted share in 2018.

On a non-GAAP basis, net income in the fourth quarter of 2019 was $215 million, or $1.29 per diluted share, compared to $207 million, or $1.24 per diluted share, in the fourth quarter of 2018. Non-GAAP net income in 2019 was $835 million, or $5.00 per diluted share, compared to $797 million, or $4.75 per diluted share in 2018.

At December 31, 2019, the company had cash and cash equivalents of $332 million and total debt of $3,387 million, resulting in net debt of $3,055 million. This compares to total debt of $3,831 million and net debt of $3,286 million at December 31, 2018. As of December 31, 2019, there was $632 million remaining under the board authorized share repurchase program.

INITIATING 2020 NON-GAAP EXPENSE AND TAX GUIDANCE1

The company is initiating its 2020 non-GAAP operating expense guidance in the range of $1,310 to $1,360 million. Nasdaq expects its 2020 non-GAAP tax rate to be in the range of 25.5% to 27.5%.

BUSINESS HIGHLIGHTS

Market Services (35% of total net revenues)—Net revenues were $225 million in the fourth quarter of 2019, down $24 million, or 10%, when compared to the fourth quarter of 2018, a period where significantly higher volatility drove near record volumes and revenues.

Equity Derivative Trading and Clearing (11% of total net revenues)—Net equity derivative trading and clearing revenues were $73 million in the fourth quarter of 2019, down $9 million from the fourth quarter of 2018. The decrease primarily reflects lower U.S. industry trading volumes.

[1]

U.S. GAAP operating expense and tax rate guidance are not provided due to the inherent difficulty in quantifying certain amounts due to a variety of factors including the unpredictability in the movement in foreign currency rates, as well as future charges or reversals outside of the normal course of business.

Cash Equity Trading (10% of total net revenues)—Net cash equity trading revenues were $65 million in the fourth quarter of 2019, down $11 million from the fourth quarter of 2018. Lower industry volumes and lower overall matched market share executed on Nasdaq’s U.S. exchanges were partially offset by a higher net capture rate.

Fixed Income and Commodities Trading and Clearing (3% of total net revenues)—Net fixed income and commodities trading and clearing revenues were $15 million in the fourth quarter of 2019, down $4 million from the fourth quarter of 2018. The decrease in revenues was primarily driven by lower net revenues due to the sale of the core assets of our NFX business and lower volumes in U.S. fixed income products.

Trade Management Services (11% of total net revenues)—Trade management services revenues were $72 million in the fourth quarter of 2019, unchanged compared to the fourth quarter of 2018.

Corporate Services (20% of total net revenues)—Revenues were $129 million in the fourth quarter of 2019, up $6 million, or 5%, compared to the fourth quarter of 2018.

Listing Services (12% of total net revenues)—Listing services revenues were $77 million in the fourth quarter of 2019, up $3 million from the fourth quarter of 2018. The change primarily reflects higher listing revenues due to an increase in the number of listed companies.

Corporate Solutions (8% of total net revenues)—Corporate solutions revenues were $52 million in the fourth quarter of 2019, an increase of $3 million from the fourth quarter of 2018 primarily due to an increase in IR intelligence revenues.

Information Services (30% of total net revenues)—Revenues were $194 million in the fourth quarter of 2019, up $7 million, or 4%, from the fourth quarter of 2018.

Market Data (15% of total net revenues)—Market data revenues were $96 million in the fourth quarter of 2019, down $1 million from the fourth quarter of 2018 due to unfavorable changes in foreign exchange rates.

Index (9% of total net revenues)—Index revenues were $57 million in the fourth quarter of 2019, up $3 million from the fourth quarter of 2018, primarily driven by higher licensing revenue from higher average assets under management (AUM) in exchange traded products (ETPs) linked to Nasdaq indexes.

Investment Data & Analytics (6% of total net revenues)—Investment data & analytics revenues were $41 million in the fourth quarter of 2019, up $5 million from the fourth quarter of 2018, primarily due to organic growth in eVestment.

Market Technology (15% of total net revenues)—Revenues were $98 million in the fourth quarter of 2019, up $22 million, or 29%, from the fourth quarter of 2018. The increase is due to the impact of the acquisition of Cinnober, which added $13 million in revenues, or 17%, as well as organic growth of $9 million, or 12%. The organic growth was primarily driven by an increase in change request revenues and software as a service (SaaS) surveillance revenues and an increase in the size and number of software delivery projects.

CORPORATE HIGHLIGHTS

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Nasdaq continues to see strong client traction in its Market Technology segment. In 2019, Nasdaq signed seven new market infrastructure operator and New Market clients for its core matching, surveillance and post trade systems, as well as 18 new buy-side and sell-side customers. Annualized recurring revenue[1], or ARR, totaled $260 million in the fourth quarter of 2019, an increase of 17% year over year. Development and deployment of the next generation Nasdaq Financial Framework solution continues on schedule and the company continued to grow its sell-side, Nasdaq-hosted execution platform offering with four new firms in 2019 (two in the fourth quarter), including three Tier 1 global banks. In the non-financial market area, Nasdaq signed an agreement with Airbus subsidiary Skytra to create a new marketplace for the trading of air travel price derivatives. Nasdaq will deliver a full suite of marketplace systems including our matching engine, market surveillance and pre-trade risk management, as well as a system for the regulatory reporting required under MiFID II. The systems will be hosted in Nasdaq’s data centers and the public cloud, while Nasdaq will provide a fully managed service, including technical operations of all software and infrastructure.

•

The Nasdaq Stock Market led U.S. exchanges for IPOs during 2019 with a 78% win rate. In the U.S. market, The Nasdaq Stock Market welcomed 107 new listings, including 50 IPOs, in the fourth quarter of 2019, and welcomed 188 IPOs in 2019. The U.S. IPO win rate totaled 82% during the fourth quarter of 2019. The Nasdaq Stock Market led U.S. exchanges during 2019 with a 78% IPO win rate, including 10 of the top 15 IPOs by capital raised, and with 58% of the IPO issuance raised. During 2019, the company had 16 new listings resulting from new companies switching their listings from either the NYSE or IEX to join Nasdaq, and combined with companies who transferred additional components of their listings to Nasdaq during 2019, an aggregate of $230 billion in global equity market capitalization switched to Nasdaq. Nasdaq’s new U.S. corporate bond listing offering won 11 new issues and 37 existing bonds transferred from the NYSE. Nasdaq’s European exchanges added 17 new listings including 12 IPOs during the fourth quarter of 2019, and welcomed 53 new listings including 34 IPOs in 2019.

•

Index revenues and ETP assets under management tracking Nasdaq indexes each set a new quarterly record. Overall AUM in ETPs benchmarked to Nasdaq’s proprietary index products totaled $233 billion as of December 31, 2019, an increase of $61 billion compared to December 31, 2018. The December 31, 2019 total AUM included $100 billion, or 43%, tracking smart beta indexes.

•

Nasdaq maintained its commitment to sustainability through a number of product announcements and initiatives. In 2019 and early 2020, Nasdaq achieved a number of Environmental, Social and Governance (ESG) milestones for its work with corporate clients as well as within its own operations. These milestones included the launches of the Nasdaq Sustainable Bond Network, a platform for increased transparency in the global sustainable bond markets, and an ESG Advisory Program to help companies analyze, assess and implement ESG programs with the goal of attracting long-term capital. Nasdaq also saw continued growth in the Nasdaq European Sustainable Debt market while delivering further advancements in its European ESG data offering for institutional and retail investors. Nasdaq achieved carbon neutrality across all the company’s operations through the purchase of carbon offsets and renewable energy certificates.

•

Nasdaq introduced artificial intelligence capabilities to improve surveillance patterns on the U.S. stock market. Nasdaq, through a collaboration of its Market Technology business and U.S. market surveillance unit, launched the use of artificial intelligence for surveillance patterns on The Nasdaq Stock Market, the world’s largest stock exchange by volume traded. The initiative enhances Nasdaq’s market surveillance functionality to improve detection of malicious activity. Over time, our Market Technology business expects to offer these new detection capabilities for surveillance to its exchange and regulator customers as well as its banks and broker customers.

[1]

Annualized Recurring Revenue (ARR) for a given period is the annualized revenue of active Market Technology support and SaaS subscription contracts. ARR is currently one of our key performance metrics to assess the health and trajectory of our business. ARR does not have any standardized definition and is therefore unlikely to be comparable to similarly titled measures presented by other companies. ARR should be viewed independently of revenue and deferred revenue and is not intended to be combined with or to replace either of those items. ARR is not a forecast and the active contracts at the end of a reporting period used in calculating ARR may or may not be extended or renewed by our customers.

ABOUT NASDAQ

Nasdaq (Nasdaq: NDAQ) is a global technology company serving the capital markets and other industries. Our diverse offering of data, analytics, software and services enables clients to optimize and execute their business vision with confidence. To learn more about the company, technology solutions and career opportunities, visit us on LinkedIn, on Twitter @Nasdaq, or at www.nasdaq.com.

NON-GAAP INFORMATION

In addition to disclosing results determined in accordance with U.S. GAAP, Nasdaq also discloses certain non-GAAP results of operations, including, but not limited to, net income attributable to Nasdaq, diluted earnings per share, operating income, and operating expenses, that include certain adjustments or exclude certain charges and gains that are described in the reconciliation table of U.S. GAAP to non-GAAP information provided at the end of this release. Management uses this non-GAAP information internally, along with U.S. GAAP information, in evaluating our performance and in making financial and operational decisions. We believe our presentation of these measures provides investors with greater transparency and supplemental data relating to our financial condition and results of operations. In addition, we believe the presentation of these measures is useful to investors for period-to-period comparisons of results as the items described below in the reconciliation tables do not reflect ongoing operating performance.

These measures are not in accordance with, or an alternative to, U.S. GAAP, and may be different from non-GAAP measures used by other companies. In addition, other companies, including companies in our industry, may calculate such measures differently, which reduces its usefulness as a comparative measure. Investors should not rely on any single financial measure when evaluating our business. This information should be considered as supplemental in nature and is not meant as a substitute for our operating results in accordance with U.S. GAAP. We recommend investors review the U.S. GAAP financial measures included in this earnings release. When viewed in conjunction with our U.S. GAAP results and the accompanying reconciliations, we believe these non-GAAP measures provide greater transparency and a more complete understanding of factors affecting our business than U.S. GAAP measures alone.

We understand that analysts and investors regularly rely on non-GAAP financial measures, such as non-GAAP net income attributable to Nasdaq, non-GAAP diluted earnings per share, non-GAAP operating income and non-GAAP operating expenses to assess operating performance. We use these measures because they highlight trends more clearly in our business that may not otherwise be apparent when relying solely on U.S. GAAP financial measures, since these measures eliminate from our results specific financial items that have less bearing on our ongoing operating performance.

Foreign exchange impact: In countries with currencies other than the U.S. dollar, revenues and expenses are translated using monthly average exchange rates. Certain discussions in this release isolate the impact of year-over-year foreign currency fluctuations to better measure the comparability of operating results between periods. Operating results excluding the impact of foreign currency fluctuations are calculated by translating the current period’s results by the prior period’s exchange rates.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information set forth in this communication contains forward-looking statements that involve a number of risks and uncertainties. Nasdaq cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to (i) projections relating to our future financial results, total shareholder returns, growth, trading volumes, products and services, ability to transition to new business models, order backlog, taxes and achievement of synergy targets, (ii) statements about the closing or implementation dates and benefits of certain acquisitions and other strategic, restructuring, technology, de-leveraging and capital allocation initiatives, including artificial intelligence in market surveillance, (iii) statements about our integrations of our recent acquisitions, (iv) statements relating to any litigation or regulatory or government investigation or action to which we are or could become a party, and (v) other statements that are not historical facts. Forward-looking statements involve a number of risks, uncertainties or other factors beyond Nasdaq’s control. These factors include, but are not limited to, Nasdaq’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors detailed in Nasdaq’s filings with the U.S. Securities and Exchange Commission, including its annual reports on Form 10-K and quarterly reports on Form 10-Q which are available on Nasdaq’s investor relations website at http://ir.nasdaq.com and the SEC’s website at www.sec.gov. Nasdaq undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

WEBSITE DISCLOSURE

Nasdaq intends to use its website, ir.nasdaq.com, as a means for disclosing material non-public information and for complying with SEC Regulation FD and other disclosure obligations.

MEDIA RELATIONS CONTACT: Allan Schoenberg +1.212.231.5534 allan.schoenberg@nasdaq.com	INVESTOR RELATIONS CONTACT: Ed Ditmire, CFA +1.212.401.8737 ed.ditmire@nasdaq.com

Nasdaq, Inc.

Condensed Consolidated Statements of Income (Loss)

(in millions, except per share amounts)

	Three Months Ended			Year Ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues:
Market Services	$644	$690	$740	$2,639	$2,709
Transaction-based expenses:
Transaction rebates	(315)	(349)	(396)	(1,327)	(1,344)
Brokerage, clearance and exchange fees	(104)	(115)	(95)	(400)	(407)

Total Market Services revenues less transaction-based expenses	225	226	249	912	958
Corporate Services	129	124	123	496	487
Information Services	194	198	187	779	714
Market Technology	98	84	76	338	270
Other Revenues	—	—	10	10	97

Revenues less transaction-based expenses	646	632	645	2,535	2,526

Operating Expenses:
Compensation and benefits	189	175	179	707	712
Professional and contract services	28	31	39	127	144
Computer operations and data communications	35	33	33	133	127
Occupancy	25	24	23	97	95
General, administrative and other	30	40	46	125	120
Marketing and advertising	10	8	11	39	37
Depreciation and amortization	47	47	51	190	210
Regulatory	8	8	8	31	32
Merger and strategic initiatives	5	10	14	30	21
Restructuring charges	9	30	—	39	—

Total operating expenses	386	406	404	1,518	1,498

Operating income	260	226	241	1,017	1,028
Interest income	2	3	2	10	10
Interest expense	(28)	(29)	(37)	(124)	(150)
Gain on sale of investment security	—	—	118	—	118
Net gain on divestiture of businesses	—	—	—	27	33
Other income	4	—	—	5	7
Net income from unconsolidated investees	14	15	4	84	18

Income before income taxes	252	215	328	1,019	1,064
Income tax provision	50	65	372	245	606

Net income (loss) attributable to Nasdaq	$202	$150	$(44)	$774	$458

Per share information:
Basic earnings (loss) per share	$1.23	$0.91	$(0.27)	$4.69	$2.77

Diluted earnings (loss) per share	$1.21	$0.90	$(0.27)	$4.63	$2.73

Cash dividends declared per common share	$0.47	$0.47	$0.44	$1.85	$1.70

Weighted-average common shares outstanding for earnings (loss) per share:
Basic	164.5	164.3	164.5	164.9	165.3
Diluted (1)	166.8	167.0	164.5	167.0	167.7

(1)	Due to the net loss for the quarter ended December 31, 2018, the diluted earnings (loss) per share calculation excludes 3.2 million of employee stock awards as they were anti-dilutive.

Nasdaq, Inc.

Revenue Detail

(in millions)

	Three Months Ended			Year Ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
MARKET SERVICES REVENUES
Equity Derivative Trading and Clearing Revenues	$211	$209	$228	$816	$849
Transaction-based expenses:
Transaction rebates	(124)	(121)	(136)	(477)	(506)
Brokerage, clearance and exchange fees	(14)	(13)	(10)	(47)	(44)

Total net equity derivative trading and clearing revenues	73	75	82	292	299
Cash Equity Trading Revenues	345	392	419	1,462	1,476
Transaction-based expenses:
Transaction rebates	(191)	(227)	(259)	(847)	(830)
Brokerage, clearance and exchange fees	(89)	(102)	(84)	(352)	(361)

Total net cash equity trading revenues	65	63	76	263	285
Fixed Income and Commodities Trading and Clearing Revenues	16	17	21	70	92
Transaction-based expenses:
Transaction rebates	—	(1)	(1)	(3)	(8)
Brokerage, clearance and exchange fees	(1)	—	(1)	(1)	(2)

Total net fixed income and commodities trading and clearing revenues	15	16	19	66	82
Trade Management Services Revenues	72	72	72	291	292

Total Net Market Services revenues	225	226	249	912	958

CORPORATE SERVICES REVENUES
Listings Services revenues	77	74	74	296	290
Corporate Solutions revenues	52	50	49	200	197

Total Corporate Services revenues	129	124	123	496	487

INFORMATION SERVICES REVENUES
Market Data revenues	96	102	97	398	390
Index revenues	57	56	54	223	206
Investment Data & Analytics revenues	41	40	36	158	118

Total Information Services revenues	194	198	187	779	714

MARKET TECHNOLOGY REVENUES	98	84	76	338	270
OTHER REVENUES	—	—	10	10	97

REVENUES LESS TRANSACTION-BASED EXPENSES	$646	$632	$645	$2,535	$2,526

Nasdaq, Inc.

Condensed Consolidated Balance Sheets

(in millions)

	December 31,	December 31,
	2019	2018
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$332	$545
Restricted cash	30	41
Financial investments	291	268
Receivables, net	422	384
Default funds and margin deposits	2,996	4,742
Other current assets	219	390

Total current assets	4,290	6,370
Property and equipment, net	384	376
Goodwill	6,366	6,363
Intangible assets, net	2,249	2,300
Operating lease assets	346	—
Other non-current assets	289	291

Total assets	$13,924	$15,700

Liabilities
Current liabilities:
Accounts payable and accrued expenses	$148	$198
Section 31 fees payable to SEC	132	109
Accrued personnel costs	188	199
Deferred revenue	211	194
Other current liabilities	161	253
Default funds and margin deposits	2,996	4,742
Short-term debt	391	875

Total current liabilities	4,227	6,570
Long-term debt	2,996	2,956
Deferred tax liabilities, net	552	501
Operating lease liabilities	331	—
Other non-current liabilities	179	224

Total liabilities	8,285	10,251

Commitments and contingencies
Equity
Nasdaq stockholders’ equity:
Common stock	2	2
Additional paid-in capital	2,632	2,716
Common stock in treasury, at cost	(336)	(297)
Accumulated other comprehensive loss	(1,686)	(1,530)
Retained earnings	5,027	4,558

Total Nasdaq stockholders’ equity	5,639	5,449

Total liabilities and equity	$13,924	$15,700

Nasdaq, Inc.

Reconciliation of U.S. GAAP Net Income (Loss), Diluted Earnings (Loss) Per Share, Operating Income and

Operating Expenses to Non-GAAP Net Income, Diluted Earnings Per Share, Operating Income, and Operating Expenses

(in millions, except per share amounts)

(unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
U.S. GAAP net income (loss) attributable to Nasdaq	$202	$150	$(44)	$774	$458
Non-GAAP adjustments:
Amortization expense of acquired intangible assets (1)	25	25	26	101	109
Merger and strategic initiatives (2)	5	10	14	30	21
Restructuring charges (3)	9	30	—	39	—
Net income from unconsolidated investee (4)	(14)	(15)	(5)	(82)	(16)
Net gain on divestiture of businesses (5)	—	—	—	(27)	(33)
Extinguishment of debt (6)	—	—	—	11	—
Clearing default (7)	—	—	23	—	31
Provision for notes receivable (8)	—	20	—	20	—
Gain on sale of investment security (9)	—	—	(118)	—	(118)
Other (10)	8	4	11	17	17

Total non-GAAP adjustments	33	74	(49)	109	11
Non-GAAP adjustment to the income tax provision (11)	(19)	(12)	15	(43)	6
Reversal of Swedish tax benefits	—	—	—	—	41
Impact of enacted U.S. tax legislation (12)	—	—	289	—	290
Excess tax benefits related to employee share-based compensation	(1)	—	(4)	(5)	(9)

Total non-GAAP adjustments, net of tax	13	62	251	61	339
Non-GAAP net income attributable to Nasdaq	$215	$212	$207	$835	$797

U.S. GAAP diluted earnings (loss) per share	$1.21	$0.90	$(0.27)	$4.63	$2.73
Total adjustments from non-GAAP net income above	0.08	0.37	1.51	0.37	2.02

Non-GAAP diluted earnings per share	$1.29	$1.27	$1.24	$5.00	$4.75

Weighted-average diluted common shares outstanding for earnings (loss) per share:	166.8	167.0	167.1	167.0	167.7

(1)

We amortize intangible assets acquired in connection with various acquisitions. Intangible asset amortization expense can vary from period to period due to episodic acquisitions completed, rather than from our ongoing business operations.

(2)

We have pursued various strategic initiatives and completed acquisitions and divestitures in recent years which have resulted in expenses which would not have otherwise been incurred. These expenses generally include integration costs, as well as legal, due diligence and other third party transaction costs and will vary based on the size and frequency of the activities described above.

(3)

In September 2019, we initiated the transition of certain technology platforms to advance the company’s strategic opportunities as a technology and analytics provider and continue the realignment of certain business areas. Charges associated with this plan represent a fundamental shift in our strategy and technology as well as executive re-alignment and will be excluded for purposes of calculating non-GAAP measures as they are not reflective of ongoing operating performance or comparisons in Nasdaq’s performance between periods. For the three months ended December 31, 2019, we recorded $9 million in charges primarily related to severance and employee-related costs. For the three months ended September 30, 2019, we recorded $30 million in charges primarily related to asset impairment charges mainly related to capitalized software that was retired.

(4)

In the relevant periods, primarily represents net income recognized from our equity interest in OCC. The increase for the year ended December 31, 2019 primarily represents additional income recognized in 2019 due to the timing of information received from the OCC. In February 2019, due to the SEC disapproval of the OCC rule change that established OCC’s 2015 capital plan, OCC suspended customer rebates and dividends to owners. We were not able to determine the impact of the disapproval of the OCC capital plan on OCC’s 2018 net income until March 2019, when OCC’s 2018 financial statements were made available to us. As a result, in March 2019, we recognized an additional $36 million of income relating to our share of OCC’s net income for the year ended December 31, 2018. We also recognized our share of OCC’s net income of $48 million for the year ended December 31, 2019. We will continue to exclude net income related to our share of OCC’s earnings for purposes of calculating non-GAAP measures as our income on this investment will vary significantly compared to prior years. This will provide a more meaningful analysis of Nasdaq’s ongoing operating performance or comparisons in Nasdaq’s performance between periods.

(5)

For the year ended December 31, 2019, represents the pre-tax gain on the sale of the BWise enterprise governance, risk and compliance software platform and for the year ended December 31, 2018, represents the pre-tax gain on the sale of the Public Relations Solutions and Digital Media Services businesses.

(6)

Represents a charge recorded in connection with the early extinguishment of our 5.55% senior unsecured notes, primarily related to a premium paid for early redemption. This charge is recorded in general, administrative and other expense in our Condensed Consolidated Statements of Income (Loss).

(7)

Represents charges associated with the clearing default which occurred in 2018. These charges are recorded in general, administrative and other expense in our Condensed Consolidated Statements of Income (Loss).

(8)

Represents a provision for notes receivable associated with the funding of technology development for the consolidated audit trail, which is recorded in general, administrative and other expense in our Condensed Consolidated Statements of Income (Loss).

(9)	Represents a pre-tax gain on the sale of our 5.0% ownership interest in LCH Group Holdings Limited for $169 million in cash.
(10)

For the three months and year ended December 31, 2019, other charges included costs for a tax reserve for certain prior year examinations, which is recorded in general, administrative and other expense in our Condensed Consolidated Statements of Income (Loss) and certain litigation costs which are recorded in professional and contract services expense in the Condensed Consolidated Statements of Income (Loss). For the three months and year ended December 31, 2018, other charges included litigation costs, which are recorded in professional and contract services expense in our Condensed Consolidated Statements of Income (Loss), as well as certain charges related to a sales and use tax audit and VAT reserves which are recorded in general, administrative and other expense in our Condensed Consolidated Statements of Income (Loss).

(11)

The non-GAAP adjustment to the income tax provision primarily includes the tax impact of each non-GAAP adjustment. In addition, for the three months and year ended December 31, 2019, a tax benefit of $10 million was recorded, primarily related to an adjustment to the 2018 federal and state tax returns. The year ended December 31, 2019 also includes a tax benefit of $10 million related to capital distributions from the OCC recorded in March 2019. See footnote 4 above for further discussion of our OCC investment. In certain periods the adjustment may include the recognition of previously unrecognized tax benefits associated with positions taken in prior years.

(12)

Represents the impact of enacted U.S. tax legislation related to the Tax Cuts and Jobs Act which was enacted on December 22, 2017. For the three months and year ended December 31, 2018, we recorded an increase to tax expense of $289 million and $290 million, respectively and a reduction to a deferred tax asset related to foreign currency translation.

Nasdaq, Inc.

Reconciliation of U.S. GAAP Net Income (Loss), Diluted Earnings (Loss) Per Share, Operating Income and

Operating Expenses to Non-GAAP Net Income, Diluted Earnings Per Share, Operating Income, and Operating Expenses

(in millions)

(unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
U.S. GAAP operating income	$260	$226	$241	1,017	1,028
Non-GAAP adjustments:
Amortization expense of acquired intangible assets (1)	25	25	26	101	109
Merger and strategic initiatives (2)	5	10	14	30	21
Restructuring charges (3)	9	30	—	39	—
Extinguishment of debt (4)	—	—	—	11	—
Clearing default (5)	—	—	23	—	31
Provision for notes receivable (6)	—	20	—	20	—
Other (7)	12	4	11	22	17

Total non-GAAP adjustments	51	89	74	223	178

Non-GAAP operating income	$311	$315	$315	$1,240	$1,206

Revenues less transaction-based expenses	$646	$632	$645	2,535	2,526
U.S. GAAP Operating margin (8)	40%	36%	37%	40%	41%
Non-GAAP operating margin (9)	48%	50%	49%	49%	48%

(1)

We amortize intangible assets acquired in connection with various acquisitions. Intangible asset amortization expense can vary from period to period due to episodic acquisitions completed, rather than from our ongoing business operations.

(2)

We have pursued various strategic initiatives and completed acquisitions and divestitures in recent years which have resulted in expenses which would not have otherwise been incurred. These expenses generally include integration costs, as well as legal, due diligence and other third party transaction costs and will vary based on the size and frequency of the activities described above.

(3)

In September 2019, we initiated the transition of certain technology platforms to advance the company’s strategic opportunities as a technology and analytics provider and continue the realignment of certain business areas. Charges associated with this plan represent a fundamental shift in our strategy and technology as well as executive re-alignment and will be excluded for purposes of calculating non-GAAP measures as they are not reflective of ongoing operating performance or comparisons in Nasdaq’s performance between periods. For the three months ended December 31, 2019, we recorded $9 million in charges primarily related to severance and employee-related costs. For the three months ended September 30, 2019, we recorded $30 million in charges primarily related to asset impairment charges mainly related to capitalized software that was retired.

(4)

Represents a charge recorded in connection with the early extinguishment of our 5.55% senior unsecured notes, primarily related to a premium paid for early redemption. This charge is recorded in general, administrative and other expense in our Condensed Consolidated Statements of Income (Loss).

(5)

Represents charges associated with the clearing default which occurred in 2018. These charges are recorded in general, administrative and other expense in our Condensed Consolidated Statements of Income (Loss).

(6)

Represents a provision for notes receivable associated with the funding of technology development for the consolidated audit trail, which is recorded in general, administrative and other expense in our Condensed Consolidated Statements of Income (Loss).

(7)

For the three months and year ended December 31, 2019, other charges included costs for a tax reserve for certain prior year examinations, which is recorded in general, administrative and other expense in our Condensed Consolidated Statements of Income (Loss) and certain litigation costs which are recorded in professional and contract services expense in the Condensed Consolidated Statements of Income (Loss). For the three months and year ended December 31, 2018, other charges included litigation costs, which are recorded in professional and contract services expense in our Condensed Consolidated Statements of Income (Loss), as well as certain charges related to a sales and use tax audit and VAT reserves which are recorded in general, administrative and other expense in our Condensed Consolidated Statements of Income (Loss).

(8)	U.S. GAAP operating margin equals U.S. GAAP operating income divided by revenues less transaction-based expenses.
(9)	Non-GAAP operating margin equals non-GAAP operating income divided by revenues less transaction-based expenses.

Nasdaq, Inc.

Reconciliation of U.S. GAAP Net Income (Loss), Diluted Earnings (Loss) Per Share, Operating Income and

Operating Expenses to Non-GAAP Net Income, Diluted Earnings Per Share, Operating Income, and Operating Expenses

(in millions)

(unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
U.S. GAAP operating expenses	$386	$406	$404	1,518	1,498
Non-GAAP adjustments:
Amortization expense of acquired intangible assets (1)	(25)	(25)	(26)	(101)	(109)
Merger and strategic initiatives (2)	(5)	(10)	(14)	(30)	(21)
Restructuring charges (3)	(9)	(30)	—	(39)	—
Extinguishment of debt (4)	—	—	—	(11)	—
Clearing default (5)	—	—	(23)	—	(31)
Provision for notes receivable (6)	—	(20)	—	(20)	—
Other (7)	(12)	(4)	(11)	(22)	(17)

Total non-GAAP adjustments	(51)	(89)	(74)	(223)	(178)

Non-GAAP operating expenses	$335	$317	$330	$1,295	$1,320

(1)

We amortize intangible assets acquired in connection with various acquisitions. Intangible asset amortization expense can vary from period to period due to episodic acquisitions completed, rather than from our ongoing business operations.

(2)

We have pursued various strategic initiatives and completed acquisitions and divestitures in recent years which have resulted in expenses which would not have otherwise been incurred. These expenses generally include integration costs, as well as legal, due diligence and other third party transaction costs and will vary based on the size and frequency of the activities described above.

(3)

In September 2019, we initiated the transition of certain technology platforms to advance the company’s strategic opportunities as a technology and analytics provider and continue the realignment of certain business areas. Charges associated with this plan represent a fundamental shift in our strategy and technology as well as executive re-alignment and will be excluded for purposes of calculating non-GAAP measures as they are not reflective of ongoing operating performance or comparisons in Nasdaq’s performance between periods. For the three months ended December 31, 2019, we recorded $9 million in charges primarily related to severance and employee-related costs. For the three months ended September 30, 2019, we recorded $30 million in charges primarily related to asset impairment charges mainly related to capitalized software that was retired.

(4)

Represents a charge recorded in connection with the early extinguishment of our 5.55% senior unsecured notes, primarily related to a premium paid for early redemption. This charge is recorded in general, administrative and other expense in our Condensed Consolidated Statements of Income (Loss).

(5)

Represents charges associated with the clearing default which occurred in 2018. These charges are recorded in general, administrative and other expense in our Condensed Consolidated Statements of Income (Loss).

(6)

Represents a provision for notes receivable associated with the funding of technology development for the consolidated audit trail, which is recorded in general, administrative and other expense in our Condensed Consolidated Statements of Income (Loss).

(7)

For the three months and year ended December 31, 2019, other charges included costs for a tax reserve for certain prior year examinations, which is recorded in general, administrative and other expense in our Condensed Consolidated Statements of Income (Loss) and certain litigation costs which are recorded in professional and contract services expense in the Condensed Consolidated Statements of Income (Loss). For the three months and year ended December 31, 2018, other charges included litigation costs, which are recorded in professional and contract services expense in our Condensed Consolidated Statements of Income (Loss), as well as certain charges related to a sales and use tax audit and VAT reserves which are recorded in general, administrative and other expense in our Condensed Consolidated Statements of Income (Loss).

Nasdaq, Inc.

Quarterly Key Drivers Detail

(unaudited)

	Three Months Ended
	December 31,	September 30,	December 31,
	2019	2019	2018
Market Services
Equity Derivative Trading and Clearing
U.S. equity options
Total industry average daily volume (in millions)	17.7	17.8	19.9
Nasdaq PHLX matched market share	15.9%	15.5%	15.2%
The Nasdaq Options Market matched market share	8.4%	8.8%	9.6%
Nasdaq BX Options matched market share	0.2%	0.2%	0.3%
Nasdaq ISE Options matched market share	9.1%	9.0%	9.1%
Nasdaq GEMX Options matched market share	4.2%	4.4%	4.1%
Nasdaq MRX Options matched market share	0.4%	0.3%	0.1%

Total matched market share executed on Nasdaq’s exchanges	38.2%	38.2%	38.4%
Nasdaq Nordic and Nasdaq Baltic options and futures
Total average daily volume options and futures contracts (1)	401,078	329,409	365,029

Cash Equity Trading
Total U.S.-listed securities
Total industry average daily share volume (in billions)	6.8	6.9	8.5
Matched share volume (in billions)	79.5	90.3	108.3
The Nasdaq Stock Market matched market share	16.4%	18.0%	17.3%
Nasdaq BX matched market share	1.4%	1.6%	2.2%
Nasdaq PSX matched market share	0.6%	0.7%	0.8%

Total matched market share executed on Nasdaq’s exchanges	18.4%	20.3%	20.3%
Market share reported to the FINRA/Nasdaq Trade Reporting Facility	30.2%	29.1%	28.2%

Total market share(2)	48.6%	49.4%	48.5%
Nasdaq Nordic and Nasdaq Baltic securities
Average daily number of equity trades executed on Nasdaq’s exchanges	625,833	581,260	648,418
Total average daily value of shares traded (in billions)	$4.5	$4.1	$5.5
Total market share executed on Nasdaq’s exchanges	73.9%	72.7%	65.9%

Fixed Income and Commodities Trading and Clearing
Fixed Income
U.S. fixed income volume (in billions traded)	$1,796	$3,033	$3,499
Total average daily volume of Nasdaq Nordic and Nasdaq Baltic fixed income contracts	105,434	104,092	151,545
Commodities
Power contracts cleared (TWh) (3)	229	194	214

Corporate Services
Initial public offerings
The Nasdaq Stock Market	50	41	41
Exchanges that comprise Nasdaq Nordic and Nasdaq Baltic	12	4	15
Total new listings
The Nasdaq Stock Market(4)	107	66	67
Exchanges that comprise Nasdaq Nordic and Nasdaq Baltic(5)	17	8	22
Number of listed companies
The Nasdaq Stock Market(6)	3,140	3,091	3,058
Exchanges that comprise Nasdaq Nordic and Nasdaq Baltic(7)	1,040	1,028	1,019

Information Services
Number of licensed exchange traded products (ETPs)	332	325	365
ETP assets under management (AUM) tracking Nasdaq indexes (in billions)	$233	$207	$172
Market Technology
Order intake (in millions) (8)	$204	$62	$74
Annualized recurring revenues (in millions) (9)	$260	$255	$222

(1)	Includes Finnish option contracts traded on Eurex Group.
(2)

Includes transactions executed on The Nasdaq Stock Market’s, Nasdaq BX’s and Nasdaq PSX’s systems plus trades reported through the Financial Industry Regulatory Authority/Nasdaq Trade Reporting Facility.

(3)	Transactions executed on Nasdaq Commodities or OTC and reported for clearing to Nasdaq Commodities measured by Terawatt hours (TWh).
(4)	New listings include IPOs, including those completed on a best efforts basis, issuers that switched from other listing venues,closed-end funds and separately listed ETPs.
(5)	New listings include IPOs and represent companies listed on the Nasdaq Nordic and Nasdaq Baltic exchanges and companies on the alternative markets of Nasdaq First North.
(6)	Number of total listings on The Nasdaq Stock Market at period end, including 412 ETPs as of December 31, 2019, 382 ETPs as of September 30, 2019, and 392 ETPs as of December 31, 2018.
(7)	Represents companies listed on the Nasdaq Nordic and Nasdaq Baltic exchanges and companies on the alternative markets of Nasdaq First North at period end.
(8)	Total contract value of orders signed during the period.
(9)

Annualized Recurring Revenue, or ARR, for a given period is the annualized revenue of Market Technology support and SaaS subscription contracts. ARR is currently one of our key performance metrics to assess the health and trajectory of our business. ARR does not have any standardized definition and is therefore unlikely to be comparable to similarly titled measures presented by other companies. ARR should be viewed independently of revenue and deferred revenue and is not intended to be combined with or to replace either of those items. ARR is not a forecast and the active contracts during the reporting period used in calculating ARR may or may not be extended or renewed by our customers.